NOTIFICATION OF THE REMOVAL FROM LISTING AND REGISTRATION

NYSE Arca, Inc. (the 'Exchange') hereby notifies the SEC of its intention to remove the entire class of the following securities issued by Merrill Lynch
 & Co. Inc. (the 'Company') from listing and registration on the Exchange upon the effective date of this Form 25.

This action is being taken pursuant to the provisions of Rule 12d2-2(a)(3), as NYSE Regulation has been notified that the entire class of each security has been called for redemption, maturity or retirement. Accordingly, each of the following issues has been suspended from trading on NYSE Arca prior to the opening of business on the date noted below:





Accelerated Return Notes Linked to the S&P 500 Index due 11/26/2008
(11/26/2008)

Accelerated Return Notes Linked to the MSCI EAFE Index due 12/4/2008
(12/5/2008)

Accelerated Return Notes Linked to the Russell 1000 Growth Index due 12/4/2008 (12/5/2008)

Accelerated Return Notes Linked to the S&P 500 Index due 12/4/2008
(12/5/2008)

Accelerated Return Notes Linked to the PHLX Gold & Silver Index due 12/3/2008 (12/5/2008)

Bear Market Strategic Accelerated Redemption Securities Linked to the Consumer Discretionary Select Sector Index due 12/28/2009
(1/7/2009)

Accelerated Return Notes Linked to the PHLX Gold & Silver Index due 1/16/2009 (1/16/2009)

Accelerated Return Notes Linked to the PHLX Semiconductor Sector Index due 1/21/2009 (1/21/2009)

Accelerated Return Bear Market Notes Linked to the Russell 3000 Index due 1/21/2009 (1/21/2009)

Accelerated Return Notes Linked to the S&P 100 Index due 1/21/2009
(1/21/2009)

Accelerated Return Notes Linked to the S&P Midcap 400 Index due
1/21/2009 (1/21/2009)

Accelerated Return Notes Linked to the Dow Jones Industrial Average due 2/5/2009 (2/5/2009)

Accelerated Return Bear Market Notes Linked to the Russell 2000
Index due 2/5/2009 (2/5/2009)

Accelerated Return Notes Linked to the MSCI EAFE Index due 2/6/2009
(2/6/2009)

100% Principal Protected Global Currency Basket Notes due 2/9/2009
(2/9/2009)

Bear Market Strategic Accelerated Redemption Securities Linked to the S&P Small Cap Regional Banks Index due 2/2/2010 (2/17/2009)

Strategic Return Notes linked to the Select Utility Index due
2/25/2009 (2/25/2009)

9% Callable Stock Return Income Debt Securities due March 5, 2009
Payable on the maturity date with Best Buy Co. Inc. Common Stock
(3/5/2009)

10% STRIDES Linked to Boeing Company due 3/6/2009 (3/6/2009)

Bear Market Strategic Accelerated Redemption Securities Linked to
the Dow Jones US Real Estate Index due 3/2/2010	(3/11/2009)

Nikkei 225 Index Market Index Target-Term Securities due 3/20/2009
(3/30/2009)

Market Index Target-Term Securities based upon the Russell 2000
Index due 3/30/2009 (3/30/2009)

Accelerated Return Notes Linked to the S&P 500 Index due 4/6/2009
(4/6/2009)

11% Cisco Systems, Inc. Callable STRIDES (4/28/2009)

Accelerated Return Notes Linked to the MSCI EAFE Index due 5/4/2009
(5/4/2009)

Callable Market Index Target Term Securities due May 4, 2009 Linked to the S&P 500 Index (5/4/2009)

Accelerated Return Notes Linked to the MSCI Brazil Index due 5/5/2009
(5/5/2009)

Accelerated Return Bear Market Notes Linked to the Energy Select Sector Index due 5/5/2009 (5/5/2009)

Accelerated Return Notes Linked to the Health Care Select Sector Index due 6/2/2009 (6/2/2009)

Accelerated Return Notes Linked to the PHLX Gold & Silver Index due 6/2/2009 (6/2/2009)

Qualcomm Inc. STEP Income Securities (6/4/2009)

Nikkei 225 Market Index Target Term Securities due 6/5/09 (6/5/2009)

STEP Income Securities Due June 25, 2009 linked to the common stock of Apple Inc. (6/25/2009)

Accelerated Return Notes Linked to the Nikkei 225 Index due 6/26/2009
(6/26/2009)

S&P 500 Market Index Target-Term Securities due 6/29/2009 (6/29/2009)

Accelerated Return Bear Market Notes Linked to the Energy Select Sector Index due 6/29/2009 (6/29/2009)